                                                                     Exhibit 4.2
                                                                     -----------

                                    DOS LTD.
                               PURCHASE AGREEMENT


     This Purchase Agreement ("Agreement"), dated as of _______________, 199_, is between DOS Ltd., (hereinafter referred to as "DOSL") and ________________________ ("Employee").

                                    Recitals
                                    --------

     WHEREAS, Employee is a full time employee of DOSL or one of its majority-held subsidiaries; and

     WHEREAS, pursuant to the terms of the DOS Ltd. 1993 Stock Option Plan (the "Plan") Employee has been awarded the right to purchase certain shares of Class A Common Stock, $.01 par value, of DOSL (the "Common Stock"); and

     WHEREAS, the Plan requires that, as a condition precedent to the sale of Common Stock to Employee pursuant to the Plan Employee execute and deliver to DOSL this Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DOSL and Employee agree as follows:

     1.   Purchase and Sale.  Subject to the terms of this Agreement and Plan,
          -----------------
DOSL agrees to sell to Employee, and Employee agrees to purchase from DOSL, that number of shares of Common Stock ("Shares") set forth opposite Employee's name on the signature page hereto, for a purchase price of $________ per share of Common Stock. Such purchase and sale shall occur immediately subsequent to the execution and delivery of this Agreement by DOSL and Employee. The purchase price for the Shares hereunder shall be paid by Employee by delivery to DOSL of a cashier's or other check acceptable to DOSL, payable to the order of DOSL, and upon receipt thereof, DOSL shall deliver to Employee a certificate or certificates representing the Shares, legended in accordance with the terms of this Agreement, the Employee's Stockholders' Agreement (as defined below) and applicable law.

     2.   Representations and Warranties of Employee.  Employee represents and
          ------------------------------------------
warrants to DOSL as follows:

     (a) Employee has received a copy of, and has reviewed carefully and understands, the Employee Stockholders' Agreement to be entered into among DOSL and certain of its stockholders, including Employee, and, if applicable, his spouse (the "Employee Stockholders' Agreement").

     (b) Employee is purchasing the Shares pursuant to the Plan for its own account for investment and not with a view to or in connection with resale or other distribution.

     (c) Employee is familiar with the business and financial condition, properties, operations and prospects of DOSL, and its subsidiaries, and has had adequate opportunity as questions of and receive answers from DOSL's officers and directors to ask questions of and receive answers from DOSL's officers and directors concerning the business, financial condition, properties, operations and prospects of DOSL and its subsidiaries and the terms of the Plan, the Employee Stockholders' Agreement and the purchase and sale of the Shares contemplated hereby, and has asked such questions as he desires to ask and all such questions have been answered to the full satisfaction of Employee.

     (d) Employee understands that, although the Plan is designed to compensate Employee and motivate and provide Employee incentive, purchase of the Shares invoices a high degree of risk (including those risks described in the Confidential Memorandum) and may result in Employee losing all or a portion of the purchase price of the Shares; and Employee is capable of bearing the economic risk of such investment.

     (e) Employee understands that the offer and sale of the Shares to Employee pursuant to the Plan have not been registered under the Securities Act of 1933, as amended (the "Act") or under any state securities laws, that DOSL is relying on Employee's representation and warranties and agreements contained in this Agreement for the purpose of determining whether the purchase and sale of Shares contemplated hereby meet the requirements of certain exemptions from registration under the Act and such law, that the Shares shall constitute "restricted securities" under applicable federal securities laws, that DOSL has no obligation or current intent to register the Shares under the Act or such laws or to take any actions which would permit Employee to resell such Shares under the Act or such laws, that Employee must bear the economic risk of an investment in Shares for an indefinite period of time, and that the Shares cannot be sold or otherwise transferred or disposed of without registration under the Act and such laws or pursuant to an exemption therefrom.

     (f) Employee understands that the Employee Stockholders' Agreement contains substantial restrictions on the transferability of other disposition of the Shares, including a right of first refusal granted to DOSL and its designees, a right to repurchase the Shares under certain circumstances at the purchase price paid hereunder and, in certain cases, a prohibition on the transfer or other disposition of the Shares.

     (g) Employee has all requisite capacity to enter into this Agreement and to perform all his obligations hereunder.

     (h) Employee is a full-time or part-time employee of DOSL or one of its majority owned subsidiaries.

     3.   Agreements of Employee.  Employee agrees as follows:
          ----------------------

     (a) Concurrently with Employee's purchase of the Shares hereunder, Employee (and, if requested by DOSL, Employee's spouse) will execute and deliver to DOSL the Employee Stockholders' Agreement.

     (b) Employee agrees that he will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to an effective registration statement under the Act and all applicable state securities laws covering such transaction or in a transaction which is exempt from the registration provision of the Act and all applicable state securities laws, and in any event in accordance with the Employee Stockholders' Agreement; that the certificate or certificates representing the Shares will bear a legend making reference to the foregoing restrictions and also to the restrictions imposed by Employee Stockholders' Agreement, and that DOSL or any transfer agent for the Shares shall not be required to give effect to any purported transfer of any of the Shares except upon compliance with the foregoing restrictions.

     (c) Employee, by his execution hereof, does not adopt, accept and agree to be bound by all the terms and provisions of the Employee Stockholders' Agreement and to perform all of his obligations therein imposed upon Stockholder (as defined therein).

     (d) Employee acknowledges and agrees that neither the execution of this Agreement nor any acquisition of Common Stock by Employee creates any obligation whatsoever by DOSL or any of its subsidiaries to continue Employee's employment or otherwise affects DOSL's right, which Employee hereby acknowledges, to terminate Employee's employment at will, with or without cause in the sole discretion of DOSL or any of its subsidiaries which is an employer of Employee.

     (e) To the extent that Employee's purchase of Shares hereunder results in compensation income to Employee for federal or state income tax purposes, Employee shall, upon request of DOSL, pay to DOSL such amount of money as DOSL may require to meet its obligations with respect to such compensation income under applicable tax laws or regulations.

     4.   Miscellaneous.
          -------------

     (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single agreement.

     (b) This Agreement is made in the State of Texas and shall for all purposes be construed in accordance with the laws of the State of Texas. Any cause of action based upon or relating to this Agreement in any way must be brought in Montgomery County, Texas within one (1) year of the accrual of the cause of action. The prevailing party in any suit will be entitled to an award of its attorney's fees.

     (c) The representations and warranties of Employee shall survive the purchase and sale of the Shares contemplated hereby and shall continue to survive thereafter.

     (d) This Agreement shall not be assignable by Employee, and shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and (in the case of DOSL) assigns.

     (e) This Agreement may not be modified, amended or terminated except in a writing signed by the party to be charged thereby.

     (f) Any notice or communication given by any party hereto to the other party shall be in writing and delivered by hand or by registered or certified mail (return receipt requested) postage prepaid, and may be given to DOSL at its principal executive offices and to the Employee at his address set forth opposite his name on the signature page hereto, or at such other address as either party shall have specified by notice in writing complying with the terms hereof.

     (g) Any party to this Agreement who is the prevailing party in any legal proceeding brought under or with relation to this Agreement or transaction shall be entitled to recover court costs and reasonable attorney's fees from the nonprevailing party.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    DOS LTD.

                                    By: ___________________________________

                                    Name: _________________________________

                                    Title: ________________________________

Number of Shares:                   EMPLOYEE:

________________________________    _______________________________________
                                    (Signature)

Employee's Address:


________________________________

________________________________